Exhibit 99.1

Motorola Solutions Reports First-Quarter 2014

Financial Results

•	Sales of $1.8 billion, down 9 percent from a year ago

•	GAAP earnings per share (EPS)* of $0.49

•	Non-GAAP** EPS of $0.50

•	Generated $46 million in operating cash flow

SCHAUMBURG, Ill. – May 1, 2014 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2014. Click here for printable press release and financial tables.

REVENUE

•	Government segment sales declined 11 percent to $1.2 billion reflecting lower aged backlog in the quarter and a challenging year-ago comparison in the Federal business. In addition, North America sales were weaker than expected due to lower ASTRO and professional commercial radio subscriber volume. Global sales were strong in TETRA, and the Services business grew single-digits for the quarter.

•	Enterprise segment sales declined 4 percent to $600 million primarily due to the expected decline in iDEN. Excluding the impact of iDEN, Enterprise revenues declined less than 1 percent primarily driven by the delay of several deals late in the quarter, primarily in North America.

SUPPORTING QUOTE

Greg Brown, chairman and CEO, Motorola Solutions

“First quarter sales results were below expectations due to lower order volume in both Enterprise and North America Government,” said Greg Brown, chairman and CEO, Motorola Solutions. “The long-term fundamentals of our Government business remain solid and, with the announced sale of the Enterprise business, we will accelerate ongoing cost actions to improve our competitiveness and operating leverage going forward.”

KEY FINANCIAL RESULTS

	First Quarter
	2014	2013	Change
Motorola Solutions, Inc.
Sales ($M)	$1,801	$1,973	-9%
GAAP
Operating earnings ($M)	$170	$216	-21%
Percent of sales	9.4%	10.9%
Earnings per share	$0.49	$0.68	-28%
Non-GAAP
Operating earnings ($M)	$212	$278	-24%
Percent of sales	11.8%	14.1%
Earnings per share	$0.50	$0.66	-24%
Segments
Government
Revenue ($M)	$1,201	$1,346	-11%

GAAP operating earnings ($M)	$113	$180	-37%
Percent of sales	9.4%	13.4%
Non-GAAP operating earnings ($M)	$140	$217	-35%
Percent of sales	11.7%	16.1%
Enterprise
Revenue ($M)	$600	$627	-4%
GAAP operating earnings ($M)	$57	$36	58%
Percent of sales	9.5%	5.7%
Non-GAAP operating earnings ($M)	$72	$61	18%
Percent of sales	12.0%	9.7%

Non-GAAP financial information excludes after-tax net loss of approximately $0.01 per diluted share related to share-based compensation, intangible amortization and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this press release.

OTHER SELECTED FINANCIAL RESULTS

•	Operating margin — GAAP operating margin was 9.4 percent of sales; non-GAAP operating margin decreased to 11.8 percent. These results include $45 million in lower expenses compared to the first quarter of 2013 primarily due to cost initiatives undertaken in late 2013.

•	Taxes — The GAAP effective tax rate was 16 percent, compared to 6 percent for the first quarter of 2013. The non-GAAP effective tax rate was 33 percent, compared to 30 percent for the first quarter of 2013. The increase in the non-GAAP effective tax rate is due to the expiration of 2013 research and development credits.

•	Cash flow — The company generated $46 million in operating cash flow during the quarter. This is a $77 million improvement from the first quarter of 2013 primarily driven by the timing of long-term contract milestone billings and return of cash that was seized by India tax authorities in the first quarter of 2013.

•	Cash and cash equivalents — The company ended the quarter with cash and cash equivalents of $3.1 billion while returning $136 million to shareholders through share repurchases and cash dividends.

•	Share repurchase program — The company repurchased $57 million of its common stock in the first quarter reflecting lower activity as a result of the discussions leading to the Enterprise sale announced on April 15.

KEY HIGHLIGHTS

•	Secured $175 million contract with the Los Angeles Regional Interoperable Communications System Authority to provide a public safety LTE network.

•	Secured $113 million contract with the state of Indiana to upgrade its statewide infrastructure system including $78 million for 20 years of services.

•	Introduced three new model families to industry-leading APX P25 portfolio.

•	Continued to demonstrate leadership in retail and transportation and logistics by securing contracts with key customers such as retailers CVS and Tesco (UK) and couriers FedEx, Correos (Spain) and GLS (Germany).

•	Introduced DS4800 series of 2D array imagers offering enterprise-class scanning capabilities in a modern industrial design that enhances the ambiance of the retail point of sale (POS) environment.

BUSINESS OUTLOOK***

•	Second quarter 2014 — Motorola Solutions expects a revenue decline of 5 to 8 percent compared with the second quarter of 2013, with non-GAAP earnings per share in the range of $0.58 to $0.64 per share.

•	Full year 2014 — The company expects a revenue decline of low single digits compared with 2013, with non-GAAP operating margins of approximately 18.5 percent of sales, consistent with the previous outlook.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Thursday, May 1. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS

A comparison of results from operations is as follows:

	First Quarter
	2014	2013
Net sales ($M)	$1,801	$1,973
Gross margin ($M)	845	955
Operating earnings ($M)	170	216
Net earnings ($M)	127	192
Diluted EPS	$0.49	$0.68
Weighted average diluted common shares outstanding	258.3	280.7

HIGHLIGHTED ITEMS, SHARE-BASED COMPENSATION EXPENSE AND INTANGIBLE ASSETS AMORTIZATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible assets amortization expense for the first quarter of 2014.

First Quarter
(per diluted common share)	2014
GAAP Net Earnings	$0.49
Highlighted Items:
Reorganization of business charges	0.06
Gain on sale of building and land	(0.05)
Recognition of previously unrecognized income tax benefits	(0.12)
Total Highlighted Items	(0.11)
Share-based compensation expense	0.10

Intangible assets amortization expense	0.02
Share-Based Compensation Expense and Intangible Assets Amortization Expense	0.12
Total Non-GAAP Adjustments	0.01
Non-GAAP Diluted Earnings per Common Share	$0.50

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and full year of 2014 and statements regarding the proposed transaction to sell the Enterprise business to Zebra Technologies. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 21 in Item 1A of Motorola Solutions, Inc.’s 2013 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit or as a result of the pending transaction to sell the Enterprise business to Zebra Technologies; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the sale of the Enterprise business and those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; (21) the impact of the company’s multi-year phased upgrade and consolidation of its enterprise resource planning systems into a single global platform; (22) the satisfaction of the conditions to closing (including receipt of regulatory approvals) the transaction to sell the Enterprise business to Zebra Technologies; (23) the expected timeline for completing such transaction; and (24) the ability of Motorola Solutions to return proceeds of the transaction to its shareholders and the timing thereof. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

* Amounts attributable to Motorola Solutions, Inc. common shareholders.

** Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items.

*** Business outlook excludes share-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

MEDIA CONTACTS

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2014 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	March 29, 2014	March 30, 2013
Net sales from products	$1,211	$1,381
Net sales from services	590	592

Net sales	1,801	1,973
Costs of products sales	583	651
Costs of services sales	373	367

Costs of sales	956	1,018

Gross margin	845	955

Selling, general and administrative expenses	427	460
Research and development expenditures	243	262
Other charges	— 11
Intangibles amortization	5	6

Operating earnings	170	216

Other income (expense):
Interest expense, net:	(25)	(25)
Gains on sales of investments and businesses, net	7	7
Other	(1)	7

Total other expense	(19)	(11)

Earnings before income taxes	151	205
Income tax expense	24	13

Net earnings	$127	$192

Earnings per common share
Basic	$0.50	$0.70
Diluted	0.49	0.68
Weighted average common shares outstanding
Basic	254.1	274.5
Diluted	258.3	280.7

	Percentage of Net Sales*
Net sales from products	67.2%	70.0%
Net sales from services	32.8%	30.0%

Net sales	100%	100%

Costs of products sales	48.1%	47.1%
Costs of services sales	63.2%	62.0%

Costs of sales	53.1%	51.6%

Gross margin	46.9%	48.4%

Selling, general and administrative expenses	23.7%	23.3%
Research and development expenditures	13.5%	13.3%
Other charges	0.0%	0.6%
Intangibles amortization	0.3%	0.3%

Operating earnings	9.4%	10.9%

Other income (expense):
Interest expense, net:	-1.4%	-1.3%
Gains on sales of investments and businesses, net	0.4%	0.4%
Other	-0.1%	0.4%

Total other expense	-1.1%	-0.6%

Earnings before income taxes	8.4%	10.4%
Income tax expense	1.3%	0.7%

Net earnings attributable to Motorola Solutions, Inc.	7.1%	9.7%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	March 29,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$3,141	$3,225
Accounts receivable, net	1,727	1,920
Inventories, net	576	522
Deferred income taxes	624	584
Other current assets	713	769

Total current assets	6,781	7,020

Property, plant and equipment, net	795	810
Investments	260	251
Deferred income taxes	2,004	2,076
Goodwill	1,531	1,509
Other assets	244	185

Total assets	$11,615	$11,851

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	655	814
Accrued liabilities	2,367	2,402

Total current liabilities	3,026	3,220

Long-term debt	2,462	2,457
Other liabilities	2,380	2,485
Total Motorola Solutions, Inc. stockholders’ equity	3,717	3,659
Noncontrolling interests	30	30

Total liabilities and stockholders’ equity	$11,615	$11,851

Financial Ratios:
Net cash*	675	764

*	Net cash = Total cash—Current portion of long-term debt—Long-term debt

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 29, 2014	March 30, 2013
Operating
Net earnings	$127	$192
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	55	52
Gain on sale of building and land	(21)	—
Non-cash other charges (income)	3	(1)
Share-based compensation expense	36	45
Gains on sales of investments and businesses, net	(7)	(7)
Deferred income taxes	41	(11)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	191	200
Inventories	(54)	(5)
Other current assets	24	(75)
Accounts payable and accrued liabilities	(216)	(417)
Other assets and liabilities	(133)	(4)

Net cash provided by (used for) operating activities	46	(31)

Investing
Acquisitions and investments, net	(10)	(4)
Proceeds from sales of investments and businesses, net	13	19
Capital expenditures	(45)	(46)
Proceeds from sales of property, plant and equipment	24	—
Purchases of Sigma Fund and short-term investments, net	—	(113)

Net cash used for investing activities	(18)	(144)

Financing
Repayment of debt	(1)	(1)
Net proceeds from issuance of debt	4	593
Issuance of common stock	14	40
Repurchase of common stock	(57)	(357)
Excess tax benefit from share-based compensation	5	9
Payments of dividends	(79)	(72)

Net cash provided by (used for) financing activities	(114)	212

Effect of exchange rate changes on cash and cash equivalents	2	(35)

Net increase (decrease) in cash and cash equivalents	(84)	2
Cash and cash equivalents, beginning of period	3,225	1,468

Cash and cash equivalents, end of period	$3,141	$1,470

Financial Ratios:
Free cash flow*	$1	$(77)

*	Free cash flow = Net cash provided by operating activities—Capital expenditures

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	March 29,	March 30,
	2014	2013	% Change
Government	$1,201	$1,346	-11%
Enterprise	600	627	-4%

Company Total	$1,801	$1,973	-9%

Operating Earnings

	Three Months Ended
	March 29,	March 30,
	2014	2013	% Change
Government	$113	$180	-37%
Enterprise	57	36	58%

Company Total	$170	$216	-21%

Operating Earnings %

	Three Months Ended
	March 29,	March 30,
	2014	2013
Government	9.4%	13.4%
Enterprise	9.5%	5.7%
Company Total	9.4%	10.9%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$5	$1	$4	$0.02
Share-based compensation expense	Cost of sales, SG&A and R&D	36	11	25	0.10
Reorganization of business charges	Cost of sales and Other charges	22	6	16	0.06
Gain on sale of building and land	Other charges	(21)	(8)	(13)	(0.05)
Recognition of previously unrecognized income tax benefits	Income tax expense	—	30	(30)	(0.12)

Total impact on Net earnings		$42	$40	$2	$0.01

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	March 29,	March 30,
	2014	2013	% Change
Government	$1,201	$1,346	-11%
Enterprise	600	627	-4%

Company Total	$1,801	$1,973	-9%

Non-GAAP Operating Earnings

	Three Months Ended
	March 29,	March 30,
	2014	2013	% Change
Government	$140	$217	-35%
Enterprise	72	61	18%

Company Total	$212	$278	-24%

Non-GAAP Operating Earnings %

	Three Months Ended
	March 29,	March 30,
	2014	2013
Government	11.7%	16.1%
Enterprise	12.0%	9.7%
Company Total	11.8%	14.1%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2014

	TOTAL	Government	Enterprise
Net sales	$1,801	$1,201	$600
Operating earnings (“OE”)	$170	$113	$57

Above-OE non-GAAP adjustments:
Share-based compensation expense	36	25	11
Reorganization of business charges	22	15	7
Intangibles amortization expense	5	1	4
Gain on sale of building and land	(21)	(14)	(7)

Total above-OE non-GAAP adjustments	42	27	15

Operating earnings after non-GAAP adjustments	$212	$140	$72

Operating earnings as a percentage of net sales—GAAP	9.4%	9.4%	9.5%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	11.8%	11.7%	12.0%